EXHIBIT 99.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. § 1350

     With reference to the Annual Report of the Onyx Acceptance Corporation 401(k) Savings Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 (the “Report”), I, Michael A. Krahelski, as a Trustee of the Plan and as the equivalent of the Plan’s Chief Executive Officer, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

     (i)  the Report fully complies, in all material respects, with the requirements of section 15(d) of the Securities Exchange Act of 1934, and

     (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Michael A. Krahelski Michael A. Krahelski

Trustee, Onyx Acceptance Corporation 401(k) Savings Plan June 26, 2003

     This statement is submitted pursuant to 18 U.S.C. § 1350 and shall not be deemed to be filed for the purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Onyx Acceptance Corporation and will be retained by the Onyx Acceptance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.